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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.




                             FORM 8-K

                          CURRENT REPORT




              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported)
                        December 16, 1997



                    ENSERCH EXPLORATION, INC.
      (Exact name of Registrant as specified in its charter)



     Texas               1-12905                   75-2421863
(State or other        (Commission             (I.R.S. Employer
jurisdiction of        File Number)           Identification No.)
 incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas      77046
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including Area Code: (713)243-3100


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ITEM 5.  Other Events

     Set forth below in its entirety is a News Release issued by Enserch Exploration, Inc. on December 16, 1997:

EEX ANNOUNCES SUCCESSFUL DEEPWATER DISCOVERY

     HOUSTON, TEXAS (December 16, 1997) -- Enserch Exploration (NYSE: EEX) has made a discovery with its first exploratory well drilled on Garden Banks Block 386 in the deepwater Gulf of Mexico. The well encountered a number of hydrocarbon bearing intervals located between depths of 23,000 feet and 25,340 feet. Drilling was suspended at a total measured depth of 25,342 feet prior to reaching the primary objective when the well reached equipment depth limitations for the semi-submersible rig on location. The well will be temporarily abandoned to evaluate recent enhancements provided by 3-D seismic processing and to explore appraisal and development options for the project area utilizing a larger drilling rig with greater depth capabilities.
     "We are very encouraged by this success so early in our deepwater exploration program," said Tom Hamilton, Chairman and President, Chief Executive Officer. "It is significant that this well contains hydrocarbon bearing sands similar to those encountered in the Auger area. This confirmation of our deepwater geologic model gives us great encouragement for the potential of our remaining inventory of prospects," Hamilton added. EEX will likely require an appraisal well to further define the areal extent and significance of this discovery in terms of reserve potential and commerciality.

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     The Llano well was the first of a multi-prospect joint venture with Enterprise Oil to test Miocene-aged objectives beneath EEX's approximately 75 blocks leased in the deepwater Gulf of Mexico.
EEX is operator of the Llano discovery with a 30% working interest. Partners include Enterprise Oil (30%), PanCanadian (20%) and Mobil (20%).

     Separately, EEX completed negotiations with Reading & Bates that will extend EEX's access to the C. Kirk Rhein, Jr. semi-submersible rig.
  In the agreement, the rig will first be used by another operator for a short-term drilling activity. EEX now expects the rig to be available for its use in March 1998 to begin drilling prospects in the Green Canyon and Mississippi Canyon areas of the Gulf of Mexico. The rig has been contracted at below current market day rates. "This rig agreement, in addition to our existing contract for the Diamond Voyager, gives EEX access to two deepwater rigs capable of drilling our deepwater prospects in the Gulf," said Tom Hamilton.
     Enserch Exploration, which will change its name to EEX
Corporation following a special meeting of shareholders later this week, is a natural gas and oil exploration and production company with activities focused in Texas and the Gulf of Mexico.

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934. Although EEX believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements.

                              ###
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Enserch Exploration, Inc.



Date: December 17, 1997       By:  /s/ R. E. Schmitz
                                   -----------------------------
                                   R. E. Schmitz, Vice President